     NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS-Registered Trademark-

                             COMMERCIAL CONTRACT OF SALE

IN CONSIDERATION of the mutual terms, provisions, covenants and agreements contained in this Contract (the "Contract"), the parties hereto agree as follows. [CHECK ALL BOXES APPLICABLE TO THIS CONTRACT. BOXES NOT CHECKED DO NOT APPLY TO THIS CONTRACT.]

1. PARTIES. Waxahachie Garment Company - Nevada (the "Seller") shall sell and convey to National Fibernet, Inc. (the "Purchaser") and Purchaser shall buy and pay for the Property (defined below).

2. PROPERTY. Being a manufacturing facility situated on certain real property at I-35 and Five Points Road in the City of Waxahachie, Ellis County, Texas, further described as:________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
or as described in Exhibit A, SURVEY/LEGAL DESCRIPTION, together with, all and singular, all improvements thereon and all rights and appurtenances pertaining thereto, including any right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way. Such real estate, improvements, rights and appurtenances are collectively referred to herein as the "Property."

/ / The Property also includes fixtures and articles of personal property listed and described in ADDENDUM A, PERSONAL PROPERTY.

3. PURCHASE PRICE. The purchase price for the Property is $90,000 (the "Purchase Price"), payable as follows:

/ / A. The Purchase Price shall be adjusted up or down based upon the [STRIKE ONE] Net/gross land area of the Property determined by the Survey. The applicable land area shall be multiplied by $ _______________ per square foot and the product thereof shall become the Purchase Price at Closing.

/X/ B.   Cash payable at Closing: $90,000.

/ / C. The balance of the Purchase Price shall be payable according to the provisions in ADDENDUM B, FINANCING.

4.  EARNEST MONEY.                                            ATTN: Judy Wallace

    A. EARNEST MONEY DEPOSIT. Within two business days after the Effective Date of this Contract, Purchaser shall deposit earnest money in the form of a certified or cashier's check in the amount of $5,000 (the "Earnest Money") payable to Trinity Abstract and Title Company, 613 Ferris Ave, Waxahachie, TX 75165 the ("Title Company"), in its capacity as escrow agent, to be held in escrow pursuant to the terms of this Contract. Seller's acceptance of this Contract is expressly conditioned upon Purchaser's timely deposit of the Earnest Money with the Title Company. If Purchaser fails to timely deposit the Earnest Money, Seller may, at Seller's option, terminate this Contract by delivering a written termination notice to Purchaser. Notwithstanding anything herein to the contrary, a portion of the Earnest Money in the amount of $100.00 shall be non-refundable and shall be distributed to Seller at Closing or other termination of this Contract as full payment and independent consideration for Seller's performance under this Contract. If this Contract is properly terminated by Purchaser pursuant to a right of termination granted to Purchaser by any provision of this Contract, or any attached Addenda, the Earnest Money, less the non-refundable portion, shall be promptly refunded to Purchaser, and the parties shall have no further rights or obligations under this Contract (except for those which may expressly
survive the termination). The Earnest Money [ X ] SHALL [   ] SHALL NOT be
placed in an interest-bearing account by the Title Company, and any interest earned thereon shall become a part of the Earnest Money. At Closing the Earnest Money shall be applied to the Purchase Price.

    B. ESCROW. The Earnest Money is deposited with the Title Company with the understanding that the Title Company (1) is not responsible for the performance or non-performance of any party to this Contract, and (2) is not liable for interest on the funds held unless required in Paragraph 4.A. The Title Company shall deposit the Earnest Money in one or more fully insured accounts in one or more Federally insured banking or savings institutions. If both parties make demand for the payment of the Earnest Money, the Title Company has the right to require from all parties and Broker(s) a written release of liability of the Title Company which authorizes the disbursement of the Earnest Money. If only one party makes demand for payment of the refundable portion of the Earnest Money, the Title Company shall give notice to the other party of the demand. The Title Company is authorized and directed to honor the demand unless the other party delivers a written objection to the Title Company within ten (10) days after the Title Company's notice to that party.

    5.   SURVEY AND TITLE DOCUMENTS.

    A.   SURVEY. As soon as reasonably possible. and in any event within twenty
(20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser a copy of a current or updated on-the-ground perimeter survey (the "Survey") of the Property prepared by a Registered Professional Land Surveyor reasonably acceptable to the Purchaser. The Survey shall show the location and size of all of the following on or adjacent to the Property, if any:
    buildings, building lines, improvements, streets, pavements. easements, rights-of-way, protrusions, encroachments, fences, 100-year flood plain, apparent public utilities, and recording information of easements.
The Survey shall show the gross land area and the Net Land Area. The Survey shall be in a form and of a date acceptable to Purchaser and to the Title Company, and in acceptable form in order to allow the Title Company to delete the survey exception (except as to "shortages in area") from the Title Policy. The term "NET LAND AREA" means the gross land area of the Property less the land area included in utility easements, drainage easements, ingress/egress easements, rights-of-way, 100-year flood plain and encroachments on or across the Property. The area within the 100-year flood plain shall be as defined by the Federal Emergency Management Agency or other applicable governmental authority. If the transaction described in this Contract does not close through no fault of Seller or except as provided in Paragraph 16.C, in addition to the other rights of Seller, Purchaser shall pay for the Survey on demand. At Closing, the metes and bounds description of the Property reflected in the Survey shall be used in the warranty deed and any other documents requiring a legal description of the Property.

    B. TITLE COMMITMENT. As soon as reasonably possible, and in any event within twenty (20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser (1) a title commitment (the "Title Commitment") covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions as defined below, and (2) the following documents (collectively, the "Title Documents") (a) true and legible copies of all recorded instruments affecting the Property and recited as exceptions in the Title Commitment, (b) a current tax certificate, and (c) written notices as required in Paragraph 5.C.

    C. SPECIAL ASSESSMENT DISTRICTS. If the Property is situated within a utility district or flood control district subject to the provisions of Section 50.301, Texas Water Code, then Seller shall give to Purchaser as part of the Title Documents the required written notice and Purchaser agrees to acknowledge receipt of the notice in writing. The notice must set forth the current tax rate, the current bonded indebtedness and the authorized indebtedness of the district, and must comply with all other applicable requirements of the Texas Water Code. If the Property is subject to mandatory membership in a property owner's association, Seller shall notify Purchaser of the current annual budget of the property owners' association, and the current authorized fees, dues and/or assessments relating to the Property.

    D. ABSTRACT. At the time of the execution of this Contract, Purchaser acknowledges that the Broker(s) (defined below) have advised and hereby advise Purchaser, by this writing, that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance.


                                                                          Page 1
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6.  REVIEW OF TITLE DOCUMENTS.

    A. REVIEW PERIOD. Purchaser shall have five (5) days (the "Review Period") after Purchaser's receipt of the last of (i) the Survey, (ii) the Title Commitment, (iii) the Title Documents, and (iv) all other documents required to be furnished by Seller as identified on ADDENDUM A, PERSONAL PROPERTY, and/or on ADDENDUM C, INSPECTION, to review them. If Purchaser has any objections to the Survey, Title Commitment or Title Documents, Purchaser may deliver the objections to Seller in writing within the Review Period. Any item to which Purchaser does not object shall be deemed a "Permitted Exception." Items that the Title Company identifies as to be released at closing will be deemed objections by Purchaser. Purchaser's failure to object within the time provided shall be a waiver of the right to object. If there are objections by Purchaser, or a third party lender, Seller shall make a good faith attempt to satisfy the objections within ten (10) days after receipt of Purchaser's objections (the "Cure Period"), but Seller is not required to incur any cost to do so. Zoning ordinances and the lien for current taxes are deemed to be Permitted Exceptions.

    B. CURE PERIOD. If Seller cannot satisfy the objections within the Cure Period, Seller shall deliver a written notice to Purchaser, prior to expiration of the Cure Period, stating whether Seller is committed to cure the objections at or before Closing. If Seller does not timely deliver the written notice, or does not commit in the written notice to fully cure all of the objections at or before Closing, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the earlier to occur of: (i) the date which is seven (7) days after the expiration of the Cure Period; or (ii) the scheduled Closing Date. If Purchaser properly and timely terminates this Contract, the refundable portion of the Earnest Money shall be immediately returned to Purchaser and thereafter neither party shall have any rights or obligations under this Contract (except for those which may expressly survive the termination of this Contact). If Purchaser does not properly and timely terminate this Contract, then Purchaser shall be deemed to have waived any uncured objections and must accept such title as Seller is able to convey as of Closing.

7.  SELLER'S WARRANTIES AND REPRESENTATIONS.

    A. STATEMENTS. Seller represents and warrants to Purchaser to the best of Seller's knowledge as follows:

         (1) TITLE. At the Closing, Seller will have the right to, and will, convey to Purchaser good and indefeasible fee simple title to the Property free and clear of any and all liens, assessments, unrecorded easements, security interests and other encumbrances except the Permitted Exceptions. Delivery of the Title Policy pursuant to Paragraph 12 below will be deemed to satisfy the obligation of Seller as to the sufficiency of title required under this Contract. However, delivery of the Title Policy will not release Seller from the warranties of title set forth in the warranty deed.

         (2) LEASES. There are no parties in possession of any portion of the Property as lessees, tenants at sufferance or trespassers except tenants under written leases delivered to Purchaser pursuant to this Contract.

         (3) NEGATIVE COVENANTS. Seller shall not further encumber the Property or allow an encumbrance upon the title to the Property, or modify the terms or conditions of any existing leases, contracts or encumbrances, if any, without the written consent of Purchaser.

         (4) LIENS AND DEBTS. There are no mechanic's liens, Uniform Commercial Code liens or unrecorded liens against the Property, and Seller shall not allow any such liens to attach to the Property prior to Closing, which will not be satisfied out of the Closing proceeds. All obligations of Seller arising from the ownership and operation of the Property and any business operated on the Property, including, but not limited to, taxes, leasing commissions, salaries, contracts, and similar agreements, have been paid or will be paid prior to Closing. Except for obligations for which provisions are made in this Contract for prorating at Closing and any indebtedness taken subject to or assumed, there will be no obligations of Seller with respect to the Property outstanding as of Closing.

         (5) LITIGATION. There is no pending or to the current actual knowledge of Seller without duty of further inquiry, threatened litigation, condemnation, or assessment affecting the Property. Seller shall promptly advise Purchaser of any litigation, condemnation or assessment affecting the Property which is instituted after the Effective Date.

         (8) OPERATION OF THE PROPERTY. After the Effective Date until the Closing Date, Seller shall (a) operate the Property in the same manner as the Property has been operated, and (b) maintain the Property in the same condition and in the same manner as existed on the Effective Date, except for ordinary wear and tear and any casualty loss.


                                                                         Page 2
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INSERT A

    B. SURVIVAL. It is specifically acknowledged and agreed that representations and warranties made by Seller as set forth in this Contract, other than the special warranty as to title of the Property, will merge into and will not survive the inspection or investigation made by or on behalf of Purchaser and the passage of title from Seller to Purchaser at Closing. Additionally, all agreements and indemnities of Seller and Purchaser set forth in this Contract shall, to the extent not consummated at Closing, survive the Closing of the transaction contemplated by this Contract.


                                      Page 2(a)
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9.  INSPECTION. [CHECK ONE]

/ / A.   INSPECTION DESIRED. Purchaser desires to inspect the Property and
Seller grants to Purchaser the right to inspect the Property as described in ADDENDUM C, INSPECTION.

/ / B.   INSPECTION NOT NECESSARY. Purchaser acknowledges that Purchaser has inspected the Property, including all buildings and improvements thereon, and is thoroughly familiar with their condition, and Purchaser hereby accepts the Property in its present condition, with such changes as may hereafter be caused by normal wear and tear prior to Closing, but without waiving Purchaser's rights by virtue of Seller's representations and warranties expressed in this Contract.

10. CASUALTY LOSS. All risk of loss to the Property shall remain upon Seller prior to the Closing. If, prior to the Closing, the Property is damaged or destroyed by fire or other casualty, to a Material Extent (defined below), Purchaser may either terminate this Contract by delivering a written termination notice to Seller within ten days after the damage occurs, or elect to close. If, prior to the Closing, the Property is damaged by fire or other casualty to less than a Material Extent, the parties shall proceed to Closing as provided herein. If the transaction is to proceed to Closing, despite any damage or destruction, there shall be no reduction in the Purchase Price and Seller shall, at Seller's option: (i) fully repair the damage prior to Closing, at Seller's expense; or
(ii) reimburse Purchaser for the entire cost of repairing the Property by allowing Purchaser to deduct the cost from the cash payable to Seller at the Closing; or (iii) assign to Purchaser all of Seller's right and interest in any insurance proceeds resulting from the damage or destruction, plus an amount equal to any insurance deductible. The term "Material Extent" means damage or destruction if the cost of repairing and fully restoring the Property to its previous condition exceeds ten percent (10%) of the Purchase Price. If the extent of damage or the amount of insurance proceeds to be made available is not able to be determined prior to the Closing Date, or the repairs are not able to be completed prior to the Closing Date, either party may postpone the Closing Date by delivering a written notice to the other party specifying an extended Closing Date which is not more than thirty (30) days after the previously scheduled Closing Date.

11. ASSIGNMENT. [CHECK ONLY ONE]

/ / A.   ASSIGNMENT PROHIBITED. Purchaser may not assign this Contract without
Seller's prior written consent.

/ / B.   ASSIGNMENT PERMITTED. Purchaser may assign this Contract provided the assignee assumes in writing all obligations and liabilities of Purchaser under this Contract, in which event Purchaser shall be relieved of any further liability hereunder.

/X/ C.   LIMITED ASSIGNMENT. Purchaser may assign this Contract only to a related party, defined as (i) an entity in which Purchaser is an owner, partner or corporate officer, or (ii) a member of the immediate family of the Purchaser. Purchaser shall remain liable under this Contract after any assignment to a related party.

12. CLOSING.

    A. CLOSING DATE. The closing of the transaction described in this Contract (the "Closing") shall be held at 10:00 a.m. on the later of [CHECK ONE]: / / ____ days after the Effective Date; or /x/ 5 days after the expiration of the Review Period or Inspection Period (whichever is later); or / / on ___________________________ (the "Closing Date") at the offices of the Title Company at its address stated below. However, if any objections which were properly and timely made by Purchaser pursuant to this Contract have not been cured on the scheduled Closing Date, then either party may postpone the date of the Closing by delivering a written notice to the other party specifying an extended Closing Date which is not more than thirty (30) days after the previously scheduled Closing Date.

    B. SELLER'S CLOSING DOCUMENTS. At the Closing, Seller shall deliver to Purchaser at Seller's expense:
         (1)  A duly executed [CHECK ONE]: / / GENERAL WARRANTY DEED /X/
SPECIAL WARRANTY DEED (with Vendor's Lien retained if not a cash purchase) conveying the Property in fee simple according to the legal description prepared by the surveyor as shown on the Survey, subject only to the Permitted Exceptions;
         (2) The Title Policy issued by the underwriter for the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the late of Closing, and (at an additional premium cost) [CHECK IF APPLICABLE] / / with the survey exception deleted except as to "shortages in area;"
         (3) A Bill of Sale conveying the personal property identified in Addendum A, PERSONAL PROPERTY, free and clear of liens, security interests and encumbrances, subject only to the Permitted Exceptions (to the extent applicable);
         (4) Possession of the Property, subject to valid existing leases and other applicable Permitted Exceptions;
         (5)  A duly executed assignment of all leases;
         (6) A current rent roll certified by Seller to be complete and accurate;
         (7) Evidence of Seller's authority and capacity to close this transaction;
         (8) All other documents reasonably required by the Title Company to close this transaction.

    C. PURCHASER'S CLOSING DOCUMENTS. At the Closing, Purchaser shall deliver to Seller at Purchaser's expense:
         (1) The cash portion of the Purchase Price, with the Earnest Money being applied thereto;
         (2)  The Note and the Deed of Trust, if any;
         (3) An Assumption Agreement in recordable form agreeing to pay all commissions payable under any lease of the Property;
         (4) Evidence of Purchaser's authority and capacity to close this transaction;
         (5) All other documents reasonably required by the Title Company to close this transaction.

    D. CLOSING COSTS. Each party shall pay its share of the closing costs which are customarily paid by a Seller or Purchaser in a transaction of this character in the county where the Property is located, or as otherwise agreed.

    E. PRORATIONS. Rents, lease commissions, interest, insurance premiums, maintenance expenses, operating expenses, and ad valorem taxes for the year of Closing shall be prorated at the Closing effective as of the date of Closing. Any security deposits held by Seller shall be delivered to Purchaser at the Closing. If the Closing occurs before the tax rate is fixed for the year of Closing, the apportionment of the taxes shall be upon the basis of the tax rate for the proceeding year applied to the latest assessed valuation, but any difference between estimated taxes for the year of Closing the actual taxes paid by Purchaser shall be adjusted equitably between the parties upon proof of payment of the taxes by Purchaser. This provision shall survive the Closing.

    F. LOAN ASSUMPTION. If Purchaser assumes an existing mortgage loan at Closing, Purchaser shall pay (1) to the lender, any assumption fee charged by the lender; and (2) to Seller, a sum equal to the amount of any reserve accounts held by the lender for the payment of taxes and/or insurance. Purchaser shall execute, at the option and expense of Seller, a Deed of Trust to Secure Assumption. If consent to the assumption is required by the lender, Seller shall obtain the lender's consent in writing and deliver the consent to Purchaser at Closing. If Seller does not obtain the lender's written consent (if required) and deliver it to Purchaser at or before Closing, Purchaser may terminate this Contract by delivering a written termination notice to Seller whereupon the refundable portion of the Earnest Money will be promptly refunded to Purchaser and the parties shall have no further rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).

    G. ROLLBACK TAXES. If a change in use of the Property or denial of a special use valuation on Property claimed by Seller results in the assessment after Closing of additional taxes for periods of Seller's ownership, the additional taxes plus any penalties and interest shall be paid by Purchaser. This obligation shall survive the Closing.

    H. FOREIGN PERSON NOTIFICATION. If Seller is a Foreign Person, as defined by the U.S. Internal Revenue Code, or if Seller fails to deliver to Purchaser a non-foreign affidavit pursuant to Section 1445 of the Internal Revenue Code, then Purchaser may withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the withheld proceeds to the Internal Revenue Service, together with appropriate tax forms. The required affidavit(s) from Seller(s) shall include (1) a statement that Seller is not a foreign person, 2) the U.S. taxpayer identification number(s) of Seller(s), and (3) other information required by
Section 1445 of the Internal Revenue Code.

13. DEFAULT.

    A. PURCHASER'S REMEDIES. If Seller fails to close this Contract for any reason except Purchaser's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract, Seller shall be in default and Purchaser may elect one of the following, as Purchaser's sole remedy [CHECK ALL THAT MAY APPLY]:
[X] (1) Enforce specific performance of this Contract; See Insert B on Page
4(a)
[ ] (2) Bring suit for damages against Seller;
[ ] (3) Enforce specific performance of this Contract and/or bring suit for damages against Seller; or
[ ] (4) Terminate and release Seller from this Contract and receive the refundable portion of the Earnest Money immediately. Seller's failure to satisfy Purchaser's objections under Paragraph 6 above shall not constitute a default by Seller.

    B. SELLER'S REMEDIES. If Purchaser fails to close this Contract for any reason except Seller's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract, Purchaser shall be in default and Seller may elect one of the following, as Seller's sole remedy [CHECK ALL THAT MAY APPLY]:
[ ] (1)  Enforce specific performance of this Contract;
[ ] (2)  Bring suit for damages against Purchaser;
[ ] (3) Enforce specific performance of this Contract and/or bring suit for damages against Purchaser; or
[X] (4) Have the Earnest Money paid to Seller as liquidated damages for the Purchaser's breach of this Contract, thereby releasing Purchaser from this Contract.

    15.  PROFESSIONAL SERVICE FEE.

    16.  MISCELLANEOUS PROVISIONS.

    A. EFFECTIVE DATE. The term "Effective Date" means the latter of the two dates on which this Contract is signed by Seller and Purchaser, as indicated by their signatures below. If the last party to execute this Contract fails to complete the date of execution below that party's signature, the Effective Date shall be the date this fully executed Contract is delivered to the Title Company.

    B. NOTICES. All notices and other communications required or permitted under this Contract must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt, if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission ("Fax"); or (iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified below, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, first class postage prepaid, and properly addressed to the intended recipient at the address set forth below. Any party may change its address for notice purposes by delivering written notice of its new address to all other parties in the manner set forth above. Copies of all written notices should also be delivered to the Principal Broker and to the Title Company, but failure to notify the Principal Broker or the Title Company will not cause an otherwise properly delivered notice to be ineffective.

INSERT B

against Seller unless Seller is in default hereunder as a result of a warranty or representation of Seller being untrue or inaccurate in any material respect and Seller had no knowledge that such warranty or representation was untrue or inaccurate in which case, Purchaser's sole and exclusive remedy shall be to terminate this Contract by written notice delivered to Seller at or prior to the Closing whereupon the refundable portion of the Earnest Money will be promptly returned by the Title Company to Purchaser and neither party will have any further rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).


                                      Page 4(a)

    C. MUTUAL TERMINATION. If this Contract is terminated by agreement of both parties at any time prior to Closing, the obligations of each party under this Contract shall terminate, except that (1) Seller and Purchaser shall each pay one-half of the cost of the Survey (if Survey costs are incurred), (2) Purchaser shall pay the costs to repair any damage to the Property caused by Purchaser or its agents, (3) Purchaser shall deliver to Seller any reports or documents in Purchaser's possession concerning the Property, (4) Seller shall pay the Fee owed to the Principal Broker, and (5) each party shall perform any other obligations which expressly survive the termination of this Contract. The obligations of this paragraph shall survive the termination of this Contract.

    D. FORMS. In case of a dispute as to the form of any document required under this Contract, the most recent form prepared by the State Bar of Texas, modified as necessary to conform to the requirements of this Contract, shall be deemed reasonable.

    E. ATTORNEYS FEES. The prevailing party in any legal proceeding brought in relation to this Contract or transaction shall be entitled to recover from the non-prevailing parties court costs, reasonable attorneys' fees and all other reasonable litigation expenses.

    F. INTEGRATION. This Contract contains the complete agreement between the parties with respect to the Property and cannot be varied except by written agreement. The parties agree that there are no oral or signed agreements, understandings, representations or warranties made by the parties which are not expressly set forth herein.

    G. SURVIVAL. Any warranty, representation, covenant, condition or obligation contained in this Contract not otherwise consummated at the Closing will survive the Closing of this transaction.

    H. BINDING EFFECT. This Contract shall inure to the benefit of and be binding upon the parties to this Contract and their respective heirs, legal representatives, successors and assigns.

    I. TIME FOR PERFORMANCE. Time is of the essence under each provision of this Contract. Strict compliance with the times for performance is required.

    J. RIGHT OF ENTRY. Upon reasonable advance notice and during normal business hours, Purchaser, Purchaser's representatives and the Brokers have the right to enter upon the Property prior to Closing for purposes of viewing, inspecting and conducting studies of the Property, so long as they do not unreasonably interfere with the use of the Property by Seller or any tenants, or cause undue damage to the Property.

    K. BUSINESS DAY. If any date of performance under this Contract falls on a Saturday, Sunday or Texas legal holiday, such date of performance shall be deferred to the next day which is not a Saturday, Sunday or Texas legal holiday.

    L. GOVERNING LAW. This Contract shall be construed under and governed by the laws of the State of Texas, and unless otherwise provided herein, all obligations of the parties created under this Contract are to be performed in the county where the Property is located.

    M. SEVERABILITY. If any provision of this Contract is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the invalid, illegal or unenforceable provision shall not affect any other provisions, and this Contract shall be construed as if the invalid, illegal, or unenforceable provision is severed and deleted from this Contract.

    O. COUNTERPARTS. This Contract may be executed in a number of identical counterparts. Each counterpart is deemed an original and all counterparts shall, collectively, constitute one agreement.

    P. GENDER; NUMBER. Unless the context requires otherwise, all pronouns used in this Contract shall be construed to include the other genders, whether used in the masculine, feminine or neuter gender. Words in the singular number shall be construed to include the plural, and words in the plural shall be construed to include the singular.

    Q. MEDIATION. If any dispute arises relating to this Contract (the "Dispute"), including but not limited to payment of the Fee, then any party may give written notice to the other party(s) requiring all involved parties to attempt to resolve the Dispute by mediation. Except in those circumstances when a party reasonably believes that an applicable statute of limitations period is about to expire, or a party requires injunctive or equitable relief, the parties are obligated to use this mediation procedure prior to initiating arbitration or any other action. Within seven (7) days after receiving the mediation notice, each party must deliver a written designation to all other parties stating the names of one or more individuals with authority to resolve the Dispute on such party's behalf. Within ten (10) days after the date of designation, the parties shall make a good faith effort to select a qualified mediator to mediate the Dispute. If the parties are unable to timely agree upon a mutually acceptable mediator, the parties shall request any State or Federal district judge to appoint a mediator. In consultation with the mediator, the parties shall promptly designate a mutually convenient time and place for the mediation which is no later than thirty (30) days after selection of the mediator. In the mediation, each party shall be represented by persons with authority and discretion to negotiate a resolution of the Dispute, and may be represented by counsel. The mediation shall be governed by the provisions of Chapter 154 of the Texas Remedies and Practice Code, and such other rules as the mediator may prescribe. The fees and expenses of the mediator shall be shared equally by all parties.

    R. ARBITRATION. If the parties are unable to resolve any Dispute by mediation, then the parties agree to submit the Dispute to binding arbitration before a single arbitrator. The Dispute shall be decided by arbitration in accordance with the applicable arbitration statute and the then existing rules of the American Arbitration Association. Any party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other parties. Within ten (10) days after the receipt by all parties of the written notice of demand for arbitration, the parties shall attempt to select a qualified arbitrator who is acceptable to all parties. If the parties are unable to agree upon an arbitrator who is acceptable to all parties, then upon application of any party a court of competent jurisdiction shall appoint an arbitrator. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

    S. CONSULT AN ATTORNEY. This document is an enforceable, legally binding agreement. Read it carefully. The Broker(s) involved in the negotiation of the transaction described in this Contract cannot give you legal advice. By law, the Broker(s) are limited to discussing factual and business details of the transaction. The parties to this Contract acknowledge that they have been advised by the Broker(s) to have this Contract reviewed by legal counsel before signing this Contract to discuss the legal effects of its terms and provisions.

17. ADDITIONAL PROVISIONS. [ADDITIONAL PROVISIONS AS DIRECTED BY SELLER OR PURCHASER MAY BE SET FORTH BELOW.]








18. EXHIBITS AND ADDENDA. All Exhibits and Addenda attached to this Contract are incorporated herein by reference and are made a part of this Contract for all purposes. [CHECK ALL THAT APPLY.]

                                                           / /  Addendum A     Personal Property
    /X/  Exhibit A      Survey and/or Legal Description    / /  Addendum B     Financing
    / /  Exhibit B      Site Plan                          / /  Addendum C     Inspection
    / /  Exhibit C      ___________________________        / /  Addendum D     Disclosure Notice
                                                           /X/  Addendum E     Special Provisions Addendum



19. CONTRACT AS OFFER. The execution of this Contract by the first party to do
so constitutes an offer to purchase or sell the Property.   Unless within five
(____) days from the date of execution of this Contract by the first party, this Contract is accepted by the other party by signing the offer and delivering a fully executed copy to the first party, the offer of this Contract shall be deemed automatically withdrawn and terminated, and the Earnest Money, if any, shall be promptly returned to Purchaser.

EXECUTED on the dates stated below, to be effective on the Effective Date.



SELLER                                      PURCHASER
  Waxahachie Garment Company - Nevada       National Fibernet, Inc.
             ----------------------------   -----------------------------------------
By [SIGNATURE]: Joe Haggar III             By [SIGNATURE]: D.I. Cole
             ---------------------------                   --------------------------
Name: Joe Haggar III                        Name: D.I. Cole
    ------------------------------------          -----------------------------------
Title: Chairman/CEO                         Title: President
     -----------------------------------           ----------------------------------
Address: 6113 Lemmon Avenue                 Address: P.O. Box 1030
        --------------------------------             --------------------------------
         Dallas, Texas 75209                         DeSoto, Texas 75123
-----------------------------------------   -----------------------------------------
-----------------------------------------   -----------------------------------------
Telephone: 214-352-8481 Fax:214-956-4446    Telephone: 972-224-1335 Fax: 972-228-8900
          ------------     -------------               ------------      ------------
Tax I.D. No: 75 0641494                     Tax I.D. No:
            ----------------------------                -----------------------------
Date of Execution: January 28, 1992         Date of Execution:
                  ----------------------                      -----------------------

PRINCIPAL BROKER                            COOPERATING BROKER

None
----------------------------------------    -----------------------------------------
By [SIGNATURE]:                             By [SIGNATURE]:
              --------------------------                   --------------------------
Name:                                       Name:
    ------------------------------------         ------------------------------------
Title:                                      Title:
     -----------------------------------          -----------------------------------
Address:                                    Address:
       ---------------------------------            ---------------------------------

-----------------------------------------   -----------------------------------------

-----------------------------------------   -----------------------------------------
Telephone:           Fax:                   Telephone:              Fax:
         -----------     ---------------              -------------     -------------



TITLE COMPANY ACCEPTANCE. The Title Company acknowledges receipt of the Earnest Money on____________________ and accepts the Earnest Money subject to the terms and conditions set forth in this Contract.

TITLE COMPANY

Trinity Abstract and Title Company
----------------------------------------
By [SIGNATURE:]
              --------------------------
Name: Judy Wallace
      ----------------------------------
Title: Executive Vice President
       ---------------------------------
Address: 613 Ferris Avenue
         -------------------------------
        Waxahachie, Texas 75165
----------------------------------------
Telephone: 972-938-7373 Fax:
           ------------      -----------

                                     EXHIBIT "A"


BEING all that certain lot, tract or parcel of land lying in the City of Waxahachie, Ellis County, Texas and being part of the J.C. ARMSTRONG SURVEY, A-6 and being part of a called 10.0 acre tract of land as conveyed by deed and recorded in Volume 454, Page 487, of the Deed Records of Ellis County, Texas, (DRECT) and including all of a called 0.56 acre tract of land as conveyed by deed and recorded in Volume 454, Page 488, DRECT, said two tracts being contiguous and hereinafter considered as one tract of land, and being more particularly described as follows:

BEGINNING at a 1/2" steel rod set at the intersection of the south line of the Armstrong Survey with the northeast right of way line of I.H. 35-E, said point also being the southwest corner of the aforesaid 0.56 acre tract and being the same for this tract, said point also being the northwest corner of a called 8.00 acre tract as conveyed by deed and recorded in Volume 688, Page 1034. DRECT;

THENCE N 34 DEG. 52'00" W, 399.04 feet (Record Reference Bearing, 398.7 feet) along said northeast line of I.H. 35-E to a 1/2" steel rod set for corner;

THENCE N 01 DEG. 48'28" W, 84.91 feet (Deed - N 02 DEG. 25' W, 84.4 feet) to a 1/2" steel rod set at a fence corner in the south line of F.M. 876;

THENCE N 30 DEG. 08'27" E, 752.06 feet (Deed - N 30 DEG. 01' E, 733.4 feet)
along said south line of F.M. 876 to a 1/2" steel rod found for most northernmost corner of this tract, said point also being the west corner of a
0.0359 acre tract conveyed to the Waxahachie I.S.D. as recorded in Volume 781, Page 773 DRECT;

THENCE S 59 DEG. 28'53" E, 74.85 feet (Deed - S 59 DEG. 59' E, 74.54 feet) to a 1/2" steel rod found for corner in the east line of the aforesaid 10.0 acre tract, said point also being the south corner of the aforesaid 0.0359 acre tract and also being in the west line of a 14.30 acre tract of land as conveyed by deed to the W.I.S.D. and recorded in Volume 745, Page 190 DRECT;

THENCE S 30 DEG. 19'27" E, 779.06 feet (S 30 DEG. 35' E, 780.51 feet) along said east line of the 10.0 acre tract to a 1/2" steel rod found for the southwest comer of the W.I.S.D. and the north line of the aforesaid 8.0 acre tract;
said point also being the southeast corner of the aforesaid 10.0 acre tract and being the same for this tract, said point also being in the south line of said J.C. Armstrong Survey;

THENCE S 59 DEG. 46'56" W, 699.74 feet (Deed - S 59 DEG. 30' W, 684.5 feet)
along the south line of the aforesaid 10.0 acre and 0.56 acre tracts and the south line of the Armstrong Survey to the POINT OF BEGINNING.

                                      ADDENDUM E

                             SPECIAL PROVISIONS ADDENDUM


    PROPERTY:      Manufacturing facility and land located in Waxahachie, Texas
    SELLER:        Waxahachie Garment Company - Nevada
    PURCHASER:     National Fibernet, Inc.


    This Special Provisions Addendum (herein so called) is attached to and made a part of that one certain Contract of Sale (the "Contract"), by and between Waxahachie Garment Company - Nevada, as "Seller", and National Fibernet, Inc. as "Purchaser." In the event a conflict arises between the provisions of this Special Provisions Addendum and any other part of this Contract, this Special Provisions Addendum shall modify and supersede such other part of this Contract to the extent necessary to eliminate any such conflict but no further. All terms which are defined in the Contract shall have the same meaning when used herein, unless otherwise defined herein.

    A. PROPERTY DESCRIPTION. The property described on EXHIBIT "A" attached hereto is an approximate description of the Property to be conveyed hereunder and is attached for reasonable identification of the Property. The exact description to be used for purposes of this Contract and the conveyance documents shall be the metes and bounds description set forth on the Survey, which description shall become a part of this Contract as the description of the Property and shall be incorporated herein by reference for all purposes.

    B. INSPECTION. Any tests, studies and inspections desired by Purchaser are to be conducted in a manner as not to physically damage the Property. Purchaser and its agents and representatives shall: (a) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property in connection with Purchaser's inspection; (b) not permit any liens to attach to the Property by reason of the exercise of Purchaser's rights hereunder; (c) restore the surface of the Property and any improvements thereon to the condition in which the same were found before any such inspections or tests were undertaken; and (d) not reveal or disclose any information obtained during Purchaser's inspections concerning the Property to anyone outside Purchaser's organization. Purchaser hereby indemnifies and holds Seller harmless from and against any and all liens, claims, causes of action, and expenses (including reasonable attorneys' fees) arising out of any violation of the provisions of this Paragraph B of Addendum E. Notwithstanding any provision of this Contract, no termination of this Contract shall terminate Purchaser's obligations pursuant to this paragraph, and the limitation of damages as set forth in Paragraph 13.B. of this Contract shall not be applicable to any cause of action arising pursuant to this Paragraph B of Addendum E.

    C. DISCLOSURE. Seller has informed Purchaser and Purchaser is aware that the Property has been vacant for approximately 10 years.

    D. AS-IS. Notwithstanding anything contained in this Contract to the contrary except for the representations and warranties set forth herein, Purchaser has examined and investigated or may examine or investigate the Property, and Purchaser will rely solely on its own investigation of the Property and not on any information provided or to be provided by or on behalf of Seller except for the representations and warranties set forth herein.
Except as expressly set forth herein, it is understood and agreed that Seller is making no representations or warranties, whether express or implied, by operation of law or otherwise with respect to (i) environmental matters of any nature or kind whatsoever relating to the Property or any portion thereof, including, without limitation, compliance with any environmental protection, underground storage tank, pollution or land use laws, rules, regulations, orders or requirements and the existence in or on the Property of any hazardous or toxic materials; (ii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding withdrawal of water therefrom; (iii) whether or not and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, floodprone area, flood plain, floodway or special flood hazard; (iv) drainage; (v) soil conditions;
(vi) zoning to which the Property or any portion thereof may be subject; (vii) availability of any utilities to the Property or any portion thereof, including without limitation, water, sewage, gas and electric; (viii) usage of any adjoining property; (ix) access to the Property or any portion thereof; (x) the compliance or non-compliance of any of the Property with any applicable federal, state or local building codes, ordinances, laws, statutes, rules or regulations;
(xi) the value, compliance with plans or specifications, location, use, merchantability, construction, workmanlike condition, order, repair, maintenance, design, quality, description, durability, operation or condition of the Property or any portion thereof; (xii) the quality of the labor and materials included in the Improvements; (xiii) the suitability of the Property or any portion thereof for Purchaser's purposes or fitness for any usage or purpose whatsoever; or (xiv) any other matter relating to the Property. Except as expressly provided herein, Purchaser hereby agrees that Purchaser is accepting the Property "AS IS, WHERE

IS, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED", subject to all deficiencies or other matters whether known or unknown; however, none of the foregoing shall impair or further restrict the special warranty of title by which the Property is to be conveyed pursuant to this Contract or the representations and warranties set forth herein.

                             SELLER:


                             WAXAHACHIE GARMENT COMPANY - NEVADA



                             By: Joe Haggar III
                                 -------------------------------
                             Name (Print): Joe Haggar III
                                          ----------------------
                             Title: Chairman/CEO
                                   ------------------------------

                             PURCHASER:

                             NATIONAL FIBERNET, INC.



                             By:  D.I. Cole
                                  ------------------------------
                                  D.I. Cole, President


                                                                          Page 2